EXHIBIT 10.72

THIRD AMENDED AND RESTATED PLEDGE AGREEMENT

Wits Basin Precious Minerals Inc.

THIS THIRD AMENDED AND RESTATED PLEDGE AGREEMENT (this “Agreement”), is entered into as of December 17, 2009 by and between Wits Basin Precious Minerals Inc., a Minnesota corporation (“Wits Basin”), Hunter Bates Mining Corporation, a Minnesota corporation (“Hunter Bates”), Gregory Gold Producers, Inc., a Colorado corporation (“Gregory Gold”; and collectively with Wits Basin and Gregory Gold, the “Pledgors”), and China Gold, LLC, a Kansas limited liability company, together with its successors and assigns and all other holders of securities and equity interests pursuant to the Purchase Agreement (hereinafter defined) (together with its respective successors and assigns, “Purchaser”).

RECITALS

The following recitals are a material part of this Agreement.

A.           Wits Basin and Purchaser are parties to that certain Convertible Notes Purchase Agreement dated as of April 10, 2007 as amended from time to time (as the same may hereafter be further modified, amended, restated or supplemented from time to time, the “Purchase Agreement”), pursuant to which Purchaser loaned Wits Basin an aggregate principal amount of $9.8 million in convertible secured promissory notes (the “Prior Notes”).  On November 10, 2008, the parties converted the Prior Notes (including accrued and unpaid interest thereon) into a Promissory Note dated November 10, 2008 in the principal amount of $9,800,000 (the “First Amended Note”).  Capitalized terms used in this Agreement without definition have the definitions given to them in the Purchase Agreement.

B.           Pursuant to the Purchase Agreement, Wits Basin and Purchaser entered into that certain Pledge Agreement dated as of April 10, 2007 (“Original Pledge Agreement”) whereby Wits Basin agreed to provide Purchaser security documents, in form and substance satisfactory to Purchaser, granting Purchaser a security interest in all of the assets acquired from the use of proceeds for its purchase of the Prior Notes.  Accordingly, Wits Basin pledged certain shares of common stock of Wits-China Acquisition Corp, a Minnesota corporation.  On February 7, 2008, the parties amended the Original Pledge Agreement pursuant to an Amended and Restated Pledge Agreement (the “Amended Pledge Agreement”) to provide Purchaser a pledge of the equity interests in two additional wholly owned subsidiaries of Wits Basin, namely China Global Mining Resources Limited, a Hong Kong corporation (“CGMR HK”), and Wits Basin (BVI) Ltd, a British Virgin Islands corporation with registered number 1386052 (“Wits BVI”), which held assets acquired with proceeds from the Prior Notes received from Purchaser.

C.           On October 28, 2008, Purchaser loaned Wits Basin an additional $441,000 pursuant to the terms of a Promissory Note dated October 28, 2008 (the “Additional Note”), with Wits Basin’s payment obligations under the Additional Note secured by the Amended Pledge Agreement, amongst other forms of security.

D.           Pursuant to Amendment No. 2 to the Purchase Agreement, on November 10, 2008, the parties converted the Prior Notes (including accrued and unpaid interest thereon) into a Promissory Note dated November 10, 2008 in the principal amount of $9,800,000 (the “First Amended Note”), the obligations under which remained secured by the Original Security Agreement and Amended and Pledge Agreement.

E.           In March 2009, Wits Basin entered into a joint venture transaction (the “JV Transaction”) with London Mining Plc (“London Mining”), whereby London Mining and Wits Basin formed a joint venture entity in the British Virgin Islands entitled China Global Mining Resources (BVI) Limited (registered number 1513743) (“CGMR BVI”) to acquire and operate certain mining properties in the People’s Republic of China (the “PRC Properties”) pursuant to certain rights to acquire the PRC Properties held by the Debtor and certain of its subsidiaries (the “Rights”).  Such Rights were subject to the security interest of Secured Party under the terms of the Original Security Agreement.  For the avoidance of doubt, CGMR BVI is a separate entity to the Debtor’s wholly owned subsidiary “China Global Mining Resources Limited” (registered number 1386052) registered in the British Virgin Islands and referred to in the Original Security Agreement (currently known as Wits Basin (BVI) Ltd.).

F.           On December 22, 2009, Wits Basin and Purchaser entered into that certain Amendment No. 3 to the Purchase Agreement (“Amendment No. 3”), whereby the parties consolidated the First Amended Note and Additional Note, and Wits Basin issued Purchaser in lieu thereof a promissory note dated December19, 2008  in the aggregate principal amount of $10,241,000.  Additionally, pursuant to Amendment No. 3, the parties modified certain terms of First Amended Note and Additional Note to, among other modifications, amend certain terms of Purchaser’s security interest to release from such security interest Wits Basin’s equity interest in CGMR HK and include in such security interest Wits Basin’s equity interest in the CGMR BVI.  As a result of such modifications, on December 22, 2009, Debtor and Secured Party amended and superseded the terms of the Amended and Restated Pledge Agreement pursuant to a Second Amended and Restated Pledge Agreement (the “Second Amended Pledge Agreement”).

G.           On April 20, 2009 Purchaser purchased from Platinum Long Term Growth V, LLC (“Platinum”) the rights of Platinum under (i) that certain Note and Warrant Purchase Agreement dated on or around February 11, 2008 (the “Platinum Purchase Agreement”), pursuant to which Wits Basin issued Platinum that certain 10% Senior Secured Convertible Promissory Note in the principal amount of $1,020,000 issued by Wits Basin in favor of Platinum on or around February 11, 2008 and (ii) that certain 10% Senior Secured Convertible Promissory Note in the principal amount of $110,000 issued by Wits Basin in favor of Platinum on or around July 10, 2008 (collectively, the notes issued to Platinum are referred to herein as the “Platinum Notes”).  Wits Basin’s obligations under the Platinum Notes are secured pursuant to the terms of (i) that certain Security Agreement dated February 11, 2008 (the “Platinum Security Agreement”) by and between Wits Basin and Purchaser (as a successor-in-interest to Platinum) and (ii) that certain Amended and Restated Guaranty of Gregory Gold Producers, Incorporated (“Gregory Gold”) and Hunter Bates Mining Corporation (“Hunter Bates”), each of which were wholly owned subsidiaries of Wits Basin at such time.  Pursuant to the Platinum Security Agreement, Purchaser holds a security interest in all of Wits Basin’s assets with the exception of equity interests and assets held in CGMR BVI, Wits Basin (BVI) Ltd., and Wits-China Acquisition, a wholly owned subsidiary of Wits Basin, to the extent such entities or assets are located in or relate to China and are subject to a lien in favor of Purchaser.

H.           On September 29, 2009, Hunter Bates Mining Corporation, a Minnesota corporation and a majority-owned subsidiary of Wits Basin (“Hunter Bates”), completed a share exchange transaction with Princeton Acquisitions, Inc., a Colorado corporation (“Princeton Acquisitions”), whereby all of the holders of outstanding shares of Hunter Bates were acquired by Princeton Acquisitions in consideration of, on a share-for-share basis, shares of Princeton Acquisitions common stock.  To permit Wits Basin and Hunter Bates to (i) complete the share exchange transaction and (ii) transfer the equity of Gregory Gold Producers, Inc., a Colorado corporation and previously a wholly owned subsidiary of Wits Basin (“Gregory Gold”), Purchaser consented to the release of its pledge in Wits Basin’s shares of Hunter Bates and Gregory Gold, and agreed to take in lieu thereof a pledge of Wits Basin’s shares of Princeton Acquisitions.

I.            On June 9, 2009, Purchaser loaned Issuer an additional $100,000 pursuant to the terms of the Second Amended Note.  On September 1, 2009, Purchaser loaned Issuer an additional $150,000 pursuant to terms of the Second Amended Note.  On November 10, 2009, Purchaser loaned Issuer an additional $150,000 pursuant to the terms of the Second Amended Note (the “Additional Loans”).  The terms of the Additional Loans included, without limitation, that Debtor’s payment obligations under the Additional Loans were to be secured by the Amended Security Agreement, amongst other forms of security.

J.            On December 14, 2009, Issuer entered into a financing arrangement with Kenglo One, Ltd., a company incorporated under the laws of Jersey (“Kenglo”), whereby Issuer issued Kenglo a secured promissory note in the principal amount of US$5,000,000.  As a condition to the financing, Purchaser agreed to permit Issuer to grant Kenglo a security interest in certain assets of Debtors on a  pari passu basis with Purchaser.

K.           On or around the date hereof, Debtor and Secured Party entered into that certain Amendment No. 4 to the Purchase Agreement (“Amendment No. 4”) in an effort to consolidate the Second Amended Note and the Additional Loans, and Debtor issued Secured Party in lieu thereof a promissory note dated December 17, 2009  in the aggregate principal amount of $6,153,321.86 (the “Third Amended Note”).

L.           Pursuant to the terms of Amendment No. 4, Wits Basin and Purchaser wish to amend and restate the Second Amended Pledge Agreement to consolidate the pledge of securities of Wits Basin to Purchaser under the Second Amended Pledge Agreement and the Platinum Security Agreement into a single agreement under the terms and conditions set forth herein.  This Agreement supersedes in its entirety the Second Amended Pledge Agreement, which shall have no continuing effect from the date hereof.  Hunter Bates and Gregory Gold, each of which have provided Purchaser a guaranty of the obligations of Wits Basin and have entered into that certain Second Amended and Restated Security Agreement dated of even date herewith, have further agreed to be bound by the terms hereof.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing facts and premises hereby made a part of this Agreement, the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Issuer and Purchaser agree as follows:

1.           Pledge.  As security for the prompt payment and performance of the Secured Obligations (defined below) in full when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the operation of the provisions of the United States Bankruptcy Code (11 U.S.C. Section 101, et seq.), as in effect from time to time, and any successor statute thereto (“Bankruptcy Code”)), each Pledgor by this Agreement pledges, grants, transfers, and assigns to Purchaser a security interest in all of such Pledgor’s right, title, and interest in and to the Collateral (defined below).

For the purposes of this Agreement, with respect to each Pledgor, (a) “Collateral” means Pledgor’s interest from time to time in the Pledged Interests, the Future Rights, and the Proceeds, collectively; (b) “Pledged Interests” means (i) all Equity Interests of Pledgor, and (ii) the certificates or instruments representing such Equity Interests, if any; (c) “Equity Interests” means all securities, shares, units, options, warrants, interests, participations, or other equivalents (regardless of how designated) of, (I) with respect to Wits Basin, Kwagga Gold (Barbados) Ltd., Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.) and CGMR BVI and (II) with respect to Hunter Bates, Gregory Gold; (d) “Future Rights” means: (x) all Equity Interests of Pledgor, and all securities convertible or exchangeable into, and all warrants, options, or other rights to purchase, Equity Interests of Pledgor; and (y) the certificates or instruments representing such Equity Interests, convertible or exchangeable securities, warrants, and other rights and all dividends, cash, options, warrants, rights, instruments, and other property or proceeds from time to time received, receivable, or otherwise distributed in respect of or in exchange for any or all of such Equity Interests; and (e) “Proceeds” means all proceeds (including proceeds of proceeds) of the Pledged Interests and Future Rights including all: (I) rights, benefits, distributions, premiums, profits, dividends, interest, cash, instruments, documents of title, accounts, contract rights, inventory, equipment, general intangibles, payment intangibles, deposit accounts, chattel paper, and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Pledged Interests, Future Rights, or proceeds thereof (including any cash, Equity Interests, or other securities or instruments issued after any recapitalization, readjustment, reclassification, merger or consolidation with respect to Pledgor and any security entitlements, as defined in Section 8-102(a)(17) of the Uniform Commercial Code, with respect thereto); (II) “proceeds,” as such term is defined in Section 9-102(a)(64) of the Uniform Commercial Code; (III) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Pledged Interests, Future Rights, or proceeds thereof; (VI) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Interests, Future Rights, or proceeds thereof; and (V) other amounts from time to time paid or payable under or in connection with any of the Pledged Interests, Future Rights, or proceeds thereof.

Notwithstanding any other provision of this Agreement to the contrary, Purchaser acknowledges and agrees that (A) (i) only Pledgor’s 50% interest in CGMR BVI shall constitute an Equity Interest of Wits Basin hereunder, and (ii) that any actions taken by Purchaser hereunder with respect to CGMR BVI or the related Equity Interest shall be subject to the terms of that certain Shareholders’ Agreement entered into on London Mining’s subscription into CGMR BVI (the “Shareholders’ Agreement”) and (B) that 1,839,000 shares of common stock of Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.) held by Wits Basin shall be excluded from the Collateral, Pledged Interests, Equity Interests and Future Rights as such terms are defined hereunder.

2.           Secured Obligations.  The obligations secured by this Agreement (the “Secured Obligations”) are all liabilities, obligations, or undertakings owing by each Pledgor to Purchaser of any kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by this Agreement, or the other Investment Documents, as amended from time to time, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, voluntary or involuntary, whether now existing or hereafter arising, and including all interest (including interest that accrues after the filing of a case under the Bankruptcy Code) and any and all costs, fees (including attorneys fees), and expenses which such Pledgor is required to pay pursuant to any of the foregoing, by law, or otherwise.

3.           Delivery and Registration of Collateral.  With respect to each Pledgor:

(a)           All certificates or instruments representing or evidencing the Collateral shall be promptly delivered by Pledgor to Purchaser or Purchaser’s designees pursuant to this Agreement at a location designated by Purchaser and shall be held by or on behalf of Purchaser pursuant to this Agreement, and shall be in suitable form for transfer by delivery, or shall be accompanied by a duly executed instrument of transfer or assignment in blank, in form and substance satisfactory to Purchaser.

(b)           Upon the occurrence and during the continuance of an Event of Default, Purchaser shall have the right, at any time in their discretion and without notice to Pledgor, to transfer to or to register on the books of a subsidiary or company of Pledgor of which Pledged Interests are held (or of any other Person maintaining records with respect to the Collateral) in the name of Purchaser or any of its nominees any or all of the Collateral.  In addition, Purchaser shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations.  Notwithstanding the foregoing, in the event this Section 3(b) is applicable to Wits Basin’s equity interest in CGMR BVI, Purchaser’s rights shall be subject to the execution and delivery to CGMR BVI of a signed Deed of Adherence (as defined in the Shareholders’ Agreement), which Purchaser undertakes to execute.

(c)           If, at any time and from time to time, any Collateral (including any certificate or instrument representing or evidencing any Collateral) is in the possession of a Person other than Purchaser, Kenglo (who has agreed or will agree to the terms of an intercreditor agreement with Purchaser) or Pledgor (each, a “Holder”), then Pledgor shall immediately, at Purchaser’s option, either cause such Collateral to be delivered into Purchaser’s possession, or cause such Holder to enter into a control agreement, in form and substance satisfactory to Purchaser, and take all other steps deemed necessary by Purchaser to perfect the security interest of Purchaser in such Collateral, all pursuant to Sections 9-106 and 9-313 of the Uniform Commercial Code or other applicable law governing the perfection of Purchaser’s security interest in the Collateral in the possession of such Holder.

(d)           Any and all Collateral (including dividends, interest, and other cash distributions) at any time received or held by Pledgor shall be so received or held in trust for Purchaser, shall be segregated from other funds and property of Pledgor and shall be forthwith delivered to Purchaser in the same form as so received or held, with any necessary endorsements; provided that cash dividends or distributions received by Pledgor may be retained by Pledgor in accordance with Section 4.

(e)           If at any time, and from time to time, any Collateral consists of an uncertificated security or a security in book entry form, then Pledgor shall immediately cause such Collateral to be registered or entered, as the case may be, in the name of Purchaser, or otherwise cause Purchaser’s security interest thereon to be perfected in accordance with applicable law.

4.           Voting Rights and Dividends.

(a)           So long as no Event of Default shall have occurred and be continuing, Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of the Investment Documents and shall be entitled to receive and retain any cash dividends or distributions paid or distributed in respect of the Collateral;

(b)           Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to exercise the voting and other consensual rights or receive and retain cash dividends or distributions that it would otherwise be entitled to exercise or receive and retain, as applicable pursuant to Section 4(a), shall cease, and all such rights shall thereupon become vested in Purchaser, who shall thereupon have the sole right to exercise such voting or other consensual rights and to receive and retain such cash dividends and distributions; provided that with respect to Wits Basin and the exercise of any rights (including the right to receive and retain dividends) relating to the its Equity Interest in CGMR BVI, such rights shall be subject to the terms of the Shareholders' Agreement.  Wits Basin shall execute and deliver (or cause to be executed and delivered) to Purchaser all such proxies and other instruments as Purchaser may reasonably request for the purpose of enabling Purchaser to exercise the voting and other rights which they are entitled to exercise and to receive the dividends and distributions that they are entitled to receive and retain pursuant to the preceding sentence; provided that with respect to exercise of any rights (including the right to receive and retain dividends) relating to the Equity Interest in CGMR BVI, such rights shall be subject to the terms of the Shareholders' Agreement.

5.           Release.  On completion of any acquisition of all or part of Pledgor's equity interest in CGMR BVI by London Mining or a member of its Group (as defined in the Shareholders' Agreement) or a third party under the "Come Along" provisions of the Shareholders' Agreement undertaken in accordance with the terms of the Shareholders' Agreement (an "Acquisition"), the Pledgor's equity interest in CGMR BVI, or such part acquired, will automatically and irrevocably be released and Purchaser agrees to take any further action (including the execution, delivery and filing (as applicable) of any necessary documents or agreements) necessary to effect such release, and shall, prior to the completion of the Acquisition deliver to CGMR BVI all documents and items held by Purchaser pursuant to Section 3 of this agreement.

6.           Representations and Warranties.  Each Pledgor represents, warrants, and covenants as follows:

(a)           Pledgor has the authority to pledge the Pledged Interests to Purchaser under the terms of this Agreement.

(b)           Pledgor has taken all steps it deems necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Collateral (including rights of conversion and exchange, rights to subscribe, payment of dividends, reorganizations or recapitalization, tender offers and voting and registration rights), and Pledgor agrees that Purchaser shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

(c)           All information in this Agreement or hereafter supplied to Purchaser by or on behalf of Pledgor in writing with respect to the Collateral is, or in the case of information hereafter supplied will be, accurate and complete in all material respects.

(d)           Pledgor is and will be the sole legal and beneficial owner of the Collateral (including the Pledged Interests and all other Collateral acquired by Pledgor after the date hereof) free and clear of any adverse claim, Lien, or other right, title, or interest of any party, other than the Liens in favor of Purchaser and Kenglo.

(e)           This Agreement, and the filing of a UCC financing statement by Purchaser with the Minnesota Secretary of State and Colorado Secretary of State (as appropriate) describing the Collateral, creates a valid, perfected security interest in the Pledged Interests in favor of Purchaser securing payment of the Secured Obligations, and, except with respect to the filing of such UCC financing statements, all actions of Pledgor necessary to achieve such perfection have been duly taken.

(f)            Schedule 1 to this Agreement is true and correct and complete in all material respects. Without limiting the generality of the foregoing: (i) except as set forth on Schedule 1, all the Pledged Interests are in uncertificated form, and, except to the extent registered in the name of Purchaser or its nominees pursuant to the provisions of this Agreement and Kenglo pursuant to the terms of its security agreement with Debtor, are registered in the name of Pledgor; and (ii) as of the date of this Agreement, the Pledged Interests as to any subsidiary or company of which Pledged Interests are held (and with respect to Wits Basin, as to CGMR BVI) constitute at least the percentage of all the fully diluted issued and outstanding Equity Interests of such subsidiary or company (and CGMR BVI) as set forth in Schedule 1 to this Agreement.

(g)           There are no presently existing Future Rights or Proceeds owned by Pledgor.

(h)           The Pledged Interests have been duly authorized and validly issued and are fully paid and non-assessable.

(i)            Neither the pledge of the Collateral pursuant to this Agreement nor the extensions of credit represented by the Secured Obligations violates Regulation T, U or X of the Board of Governors of the Federal Reserve System.

7.           Further Assurances.  With respect to each Pledgor:

(a)           Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or reasonably desirable, or that Purchaser may request, in order to perfect and protect any security interest granted or purported to be granted by this Agreement or to enable Purchaser to exercise and enforce their rights and remedies under this Agreement with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor will: (i) at the request of Purchaser, mark conspicuously each of its records pertaining to the Collateral with a legend, in form and substance reasonably satisfactory to Purchaser, indicating that such Collateral is subject to the security interest granted by this Agreement; (ii) execute such instruments or notices as may be necessary or reasonably desirable, or as Purchaser may request, in order to perfect and preserve the Liens granted or purported to be granted by this Agreement; (iii) allow inspection of the Collateral by Purchaser or Persons designated by Purchaser; and (iv) appear in and defend any action or proceeding that may affect Pledgor’s title to or Purchaser’s security interest in the Collateral.

(b)           Pledgor by this Agreement authorizes Purchaser to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. A carbon, photographic, or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(c)           Pledgor will furnish to Purchaser, upon the request of Purchaser: (i) a certificate executed by Pledgor, and dated as of the date of delivery to Purchaser, itemizing in such detail as Purchaser may request, the Collateral which, as of the date of such certificate, has been delivered to Purchaser by Pledgor pursuant to the provisions of this Agreement; and (ii) such statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Purchaser may request.

8.           Covenants of Pledgor.  Each Pledgor shall:

(a)           To the extent it may lawfully do so, use its best efforts to prevent a subsidiary or company of which Pledged Interests are held from issuing Future Rights or Proceeds; and

(b)           Upon receipt by Pledgor of any material notice, report, or other communication from a subsidiary or company of which Pledged Interests are held or any Holder relating to all or any part of the Collateral, deliver such notice, report or other communication to Purchaser as soon as possible, but in no event later than five (5) days following the receipt thereof by Pledgor.

9.           Purchaser as Pledgor’s Attorneys-in-Fact.

(a)           Each Pledgor by this Agreement irrevocably appoints Purchaser as such Pledgor’s attorneys-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Purchaser or otherwise, to enter into any control agreements Purchaser deems necessary pursuant to Section 3 of this Agreement, and from time to time at Purchaser’s discretion, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument that Purchaser may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof to the extent permitted under this Agreement and to give full discharge for the same and to execute and file governmental notifications and reporting forms; or (ii) to arrange for the transfer of the Collateral on the books of a subsidiary or company of which Pledged Interests are held by such Pledgor or any other Person to the name of Purchaser or to the names of Purchaser’s nominees.

(b)          In addition to the designation of Purchaser as Pledgor’s attorneys-in-fact in subsection (a), each Pledgor by this Agreement irrevocably appoints Purchaser as such Pledgor’s agents and attorneys-in-fact to make, execute and deliver after the occurrence and during the continuance of an Event of Default any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or any subsidiary or company of which Pledged Interests are held engage in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce Purchaser’s rights under this Agreement.

10.         Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default:

(a)           Purchaser may exercise in respect of the Collateral, in addition to other rights and remedies provided for in this Agreement or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (irrespective of whether the Uniform Commercial Code applies to the affected items of Collateral), and Purchaser may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of Purchaser’s office or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Purchaser may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, Purchaser may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and such Pledgor by this Agreement waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to such Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. Purchaser shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Purchaser may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor by this Agreement waives any claims against Purchaser arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if Purchaser accepts the first offer received and do not offer such Collateral to more than one offeree.

(b)           Each Pledgor by this Agreement agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where Purchaser is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c)           Each Pledgor by this Agreement acknowledges that the sale by Purchaser of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which Purchaser or any subsequent transferee of the Collateral may dispose thereof. Each Pledgor acknowledges and agrees that in order to protect Purchaser’s interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each Pledgor has no objection to sale in such a manner and agrees that Purchaser shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, such Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, Purchaser may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective Purchaser to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Purchaser may solicit offers to buy the Collateral or any part thereof for cash from a limited number of investors reasonably believed by Purchaser to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If Purchaser shall solicit such offers, then the acceptance by Purchaser of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

(d)           EACH PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME PURCHASER DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION 10, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

(e)           Notwithstanding any term of this Agreement to the contrary, any rights or actions by Purchaser under this Section 10 relating to the CGMR BVI shall be subject to the terms of the Shareholders’ Agreement.

11.         Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default, any cash held by Purchaser as Collateral and all cash Proceeds received by Purchaser in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by Purchaser of their remedies as secured creditors as provided in Section 10 shall be applied from time to time by Purchaser as provided in Section 9-615 of the Uniform Commercial Code.

12.         Indemnity and Expenses.  Each Pledgor agrees:

(a)           To indemnify and hold harmless Purchaser and each of their directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)           To pay and reimburse Purchaser upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that Purchaser may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted under this Agreement or under any of the other Investment Documents or otherwise available to them (whether at law, in equity or otherwise), or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, and the termination of this Agreement or any other Investment Document.

13.         Duties of Purchaser.  The powers conferred on Purchaser under this Agreement are solely to protect their interests in the Collateral and shall not impose on them any duty to exercise such powers. Except as provided in Section 9-207 of the Uniform Commercial Code, Purchaser shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

14.         Amendments; etc.  No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor from this Agreement shall in any event be effective unless the same shall be in writing and signed by Purchaser and such Pledgor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Purchaser to exercise, and no delay in exercising any right under this Agreement, any other Investment Document, or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Investment Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

15.         Notices.  Unless otherwise specifically provided in this Agreement, all notices shall be in writing addressed to the respective party as set forth below, and may be personally served, faxed, or sent by overnight courier service or United States mail:

           If to Pledgors (respectively):

Wits Basin Precious Minerals Inc.
80 South Eighth Street, Suite 900
Minneapolis, MN  55402-8773
Attn: Mark Dacko, Chief Financial Officer
Facsimile: (612) 395-5276

Hunter Bates Mining Corporation
80 South Eighth Street, Suite 900
Minneapolis, MN  55402-8773
Attn: Mark Dacko, Chief Financial Officer
Facsimile: (612) 395-5276

Gregory Gold Producers, Inc.
80 South Eighth Street, Suite 900
Minneapolis, MN  55402-8773
Attn: Mark Dacko, Chief Financial Officer
Facsimile: (612) 395-5276

with a copy to:

Maslon Edelman Borman & Brand, LLP
3300 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402-4140
Attn: Ranga Nutakki, Esq.
Facsimile: (612) 642-8311

           If to Purchaser:

China Gold, LLC
4520 Main Street, Suite 1650
Kansas City, MO  64111
Attn: C. Andrew Martin
Facsimile: 816-753-5117

with a copy to:

William M. Schutte, Esq.
Polsinelli Shalton Flanigan Suelthaus PC
6201 College Boulevard, Suite 500
Overland Park, KS  66211
Facsimile: 913-451-6205

Any notice given pursuant to this Section shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 5:00 p.m. at the place of receipt or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed. Any party to this Agreement may change the address or fax number at which it is to receive notices under this Agreement by notice to the other party in writing in the foregoing manner.

16.         Continuing Security Interest.  This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations; (b) be binding upon each Pledgor and its successors and assigns; and (c) inure to the benefit of Purchaser and their successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations, the security interests granted in this Agreement shall automatically terminate and all rights to the Collateral shall revert to Pledgors. Upon any such termination, Purchaser will, at each Pledgor’s expense, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by such Pledgor and shall be in form and substance reasonably satisfactory to Purchaser.

17.         Security Interest Absolute.  To the maximum extent permitted by law, all rights of Purchaser, all security interests under this Agreement, and all obligations of Pledgors under this Agreement, other than under the terms of the Shareholders' Agreement where applicable, shall be absolute and unconditional irrespective of:

(a)           any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Investment Documents;

(b)           any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Investment Documents, or any other agreement or instrument relating thereto;

(c)           any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations; or

(d)           any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Pledgor.

18.         Construction.  Section and subsection headings in this Agreement are included in this Agreement for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.  Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. Article, section, subsection, exhibit, and schedule references are to this Agreement unless otherwise specified. All of the exhibits or schedules attached to this Agreement shall be deemed incorporated in this Agreement by reference. Any reference to any of the following documents includes any and all alterations, amendments, restatements, extensions, modifications, renewals, or supplements thereto or thereof, as applicable: this Agreement or any of the other Investment Documents.  No inference in favor of, or against, any party shall be drawn from the fact that such party has drafted any portion of this Agreement, each party having been represented by counsel of its choice in connection with the negotiation and preparation of this Agreement and the other Investment Documents.

19.         Interpretation.  Neither this Agreement nor any uncertainty or ambiguity in this Agreement shall be construed or resolved against Purchaser or any Pledgor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by both of the parties and their respective counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties to this Agreement.

20.         Severability.  In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

21.         Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

22.         Waiver of Marshaling.  Each of the Pledgors and Purchaser acknowledge and agree that in exercising any rights under or with respect to the Collateral: (a) Purchaser is under no obligation to marshal any Collateral; (b) may, in their absolute discretion, realize upon the Collateral in any order and in any manner they so elect; and (c) may, in their absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner they so elect. Each Pledgor and Purchaser waive any right to require the marshaling of any of the Collateral.

23.         Conflict Among Provisions.  In the event of a conflict between the terms, covenants and conditions of this Agreement and those of any other Investment Document (unless otherwise specifically provided), the terms, covenants and conditions of the document which shall enlarge the interest of Purchaser in the Collateral, afford Purchaser greater financial benefits or financial security or better assure payment of the Obligations in full, shall control; provided, however, that in the event of a conflict between any provision of this Agreement and the provisions of any other document, instrument or agreement which grants Purchaser a security interest in all or any part of the Pledged Interest, the provisions of this Agreement shall control.

24.         Sole and Absolute Discretion of Purchaser. Whenever pursuant to this Agreement (a) Purchaser exercises any right given to them to consent, approve or disapprove, (b) any arrangement, document, item or term is to be satisfactory to Purchaser, or (c) any other decision or determination is to be made by Purchaser, the decision of Purchaser to consent, approve or disapprove, all decisions that arrangements, documents, items, or terms are satisfactory or not satisfactory and all other decisions and determinations made by Purchaser, shall be in the sole and absolute discretion of Purchaser and shall be final and conclusive, except as may be otherwise expressly and specifically provided in this Agreement.

25.         Consent to Forum. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH PLEDGOR BY THIS AGREEMENT CONSENTS TO THE JURISDICTION OF ANY STATE COURT LOCATED WITHIN JOHNSON COUNTY, KANSAS OR FEDERAL COURT IN THE DISTRICT COURT OF KANSAS, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PLEDGOR AT THE ADDRESS STATED IN THE PURCHASE AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.  EACH PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED IN THIS AGREEMENT AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE.  EACH PLEDGOR FURTHER AGREES NOT TO ASSERT AGAINST PURCHASER (EXCEPT BY WAY OF A DEFENSE OR COUNTERCLAIM IN A PROCEEDING INITIATED BY PURCHASER) ANY CLAIM OR OTHER ASSERTION OF LIABILITY WITH RESPECT TO THE INVESTMENT DOCUMENTS, PURCHASER’S CONDUCT OR OTHERWISE IN ANY JURISDICTION OTHER THAN THE FOREGOING JURISDICTIONS.

26.         Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO PURCHASER, EACH PLEDGOR BY THIS AGREEMENT WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH PURCHASER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE INVESTMENT DOCUMENTS, THE OBLIGATIONS, THE PLEDGED INTEREST, OR PURCHASER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

27.           Entire Agreement. This agreement, the Purchase Agreement, Amendment No. 4, the Third Amended Note and the Second Amended and Restated Security Agreement between the parties thereto dated on or around the date of the Agreement (i) constitute the final expression of the agreement between Pledgors and Purchaser concerning the Pledge; and (ii) may not be contradicted by evidence of any prior or contemporaneous oral agreements or understandings between Pledgors and Purchaser.  Neither this agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Pledgor and Purchaser have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

PLEDGORS:	Wits Basin Precious Minerals Inc.,
a Minnesota corporation

	By:	/s/ Stephen D. King
Stephen D. King, Chief Executive Officer

Hunter Bates Mining Corporation,
a Minnesota corporation

	By:	/s/ Stephen D. King
Stephen D. King, Chief Executive Officer

Gregory Gold Producers, Inc.,
a Colorado corporation

	By:	/s/ Stephen D. King
Stephen D. King, President

PURCHASER:	China Gold, LLC
a Kansas limited liability company

	By:	Pioneer Holdings, LLC
	Its:	Manager

		By:	/s/ C. Andrew Martin
Name: C. Andrew Martin
Title: Manager

SCHEDULE 1

Pledged Interests

Name of Subsidiary/Entity	Jurisdiction of Organization	Type of Interest	Number of Shares/Units (if applicable)	Certificate Numbers (if any)	Percentage of Outstanding Interests in Subsidiary

WITS BASIN PRECIOUS MINERALS

Standard Gold, Inc. (f/k/a Princeton Acquisitions, Inc.)[1]	Colorado	Common Stock	18,584,544	various	85%

Kwagga Gold (Barbados) Limited	Barbados	Common Shares	1,884,615	2	35%

China Global Mining Resources (BVI) Limited (1513743)	British Virgin Islands	Common Stock	100 B Shares	1	50%

HUNTER BATES MINING CORPORATION

Gregory Gold Producers, Inc.	Colorado	Common Stock	100	1	100%

1 Security interest excludes 1,839,000 shares of common stock of Standard Gold held by Wits Basin Precious Minerals Inc.